SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  April 12, 2007

Intelligroup, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Thornall Street		08837

Edison, New Jersey		(Zip Code)

(732) 590-1600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.01  Change in Registrant’s Certifying Accountants.

(a)  On April 12, 2007, the Company’s Audit Committee decided not to re-appoint J.H. Cohn LLP (“JH Cohn”) as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

The reports of JH Cohn on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period through the date of this report, there were no disagreements with JH Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of JH Cohn, would have caused JH Cohn to make reference to the subject matter of the disagreements in connection with its reports.

During the Company’s two most recent fiscal years and the subsequent interim period through the date of this report, there were no “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation of S-K, except that JH Cohn informed the Audit Committee that the following material weaknesses existed as of December 31, 2006:

•

The Company did not have sufficient review of the selection and application of US GAAP to significant non-routine and complex matters such as expected term and vesting period calculations in accordance with FAS123R. Also, there was inadequate review and improper application of FAS 52 to the realization of the cumulative translation adjustments resulting from the liquidation of the Swedish subsidiary and inadequate review of the calculation of the fair value of equipment acquired in connection with an outsourcing agreement; and

•

The Company did not have personnel with sufficient accounting and financial reporting expertise resulting in insufficient oversight review of account analyses, transactions and preparation of the financial statements in accordance with US GAAP and SEC rules, specifically with regard to the classification of account balances such as short-term investments and allowance for doubtful accounts, foreign income taxes and  fixed assets.

Such material weaknesses were disclosed in the Company’s annual report on Form 10-K for the year ended December 31, 2006.

The Company has provided a copy of this report to JH Cohn and requested that it furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to this item and, if not, stating the respects in which it does not agree. A copy of that letter is filed as Exhibit 16 to this Report.

(b) On April 12, 2007, the Company’s Audit Committee appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ended December 31, 2007 effective immediately with the review of the Company’s interim period ended March 31, 2007.

The Company has not consulted with E&Y in the last two fiscal years or in any interim period through the date of this filing with respect to any matters contained in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 9.01  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit 16 - Letter dated April 13, 2007 to Securities and Exchange Commission from J.H. Cohn LLP.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

	By:	/s/ Alok Bajpai

	Name:	Alok Bajpai
	Title:	Treasurer and CFO

Date: April 17, 2007